EXHIBIT 10.2

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (this “Amendment”) dated as of April 5, 2011, is by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), and Concept Development Partners LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

WHEREAS, the Company and Buyer are parties to a Stock Purchase Agreement dated February 8, 2011, as amended by the Waiver and First Amendment to Stock Purchase Agreement dated March 17, 2011 (collectively, the “Original Agreement”); and

WHEREAS, the Company and Buyer desire to amend the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and in consideration of the representations, warranties, and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:

1.                                       Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Original Agreement.

2.                                       Amendments.  The parties hereto agree to the following amendments to the Original Agreement:

(a)                                  Article 5 of the Original Agreement is hereby amended by adding the following additional Section 5.14:

“5.14  Access to Information.  Upon the request of the Buyer, both prior to and after the Closing, the Company shall afford the Buyer and its accountants, counsel and other representatives reasonable access to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries that are reasonably requested. The Buyer will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries. In addition, the Company shall deliver to the Buyer, as long as the Buyer owns any shares of Preferred Stock or Common Stock, as promptly as practical but in no event later than 30 days after the end of each calendar month, a copy of the monthly financial reporting package for such month customarily prepared for the Company’s Chief Executive Officer; provided that the monthly reporting package for the last month of each fiscal quarter or fiscal year may be delivered when available, consistent with the preparation of the Company’s quarterly or annual reports to be filed with the SEC. Buyer may disclose such financial information to its equity holders, including CIC Partners, and acknowledges that such information will contain material nonpublic information within the meaning of SEC Regulation FD. Buyer agrees to maintain such information in confidence and, prior to disclosure to any of its equity holders, will obtain and furnish to the Company in writing a similar agreement from such equity holders that they will hold such information in confidence.”

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(b)                                 Article 8 of the Original Agreement is hereby amended by adding the following additional Sections 8.11 and 8.12:

“8.11                     Company Resolutions.  The Company shall have delivered to the Buyer resolutions of its Board of Directors, certified by the Secretary of the Company, as to (i) the setting of the size of the Board of Directors at eight persons as of the Closing Date, (ii) the appointment to the Board of Directors as of the Closing Date of the following five Buyer nominees to the Board of Directors: Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael Staenberg and (iii) the appointment to each committee of the Board of Directors as of the Closing Date of one Buyer nominee to be specified by Buyer to the Company in writing three Business Days prior to the Closing Date.

8.12                           Board Resignations.  The Company shall have delivered to the Buyer resignations from the Board of Directors as of the Closing Date of the following individuals: Donald A. Dunham, Jr., Charles J. Hey, Brian K. Gramm and David A. Timpe.”

(c)                                  Exhibit A to the Original Agreement is hereby amended in its entirety by replacing it with Exhibit A attached hereto.

3.                                       Original Agreement Continues.  Other than as amended by this Amendment, the Original Agreement shall continue in full force and effect.

4.                                       Miscellaneous.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment. This Amendment shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ JAMES G. GILBERTSON
Name: James G. Gilbertson
Title: Chief Financial Officer

CONCEPT DEVELOPMENT PARTNERS LLC

By:	/s/ FOUAD Z. BASHOUR
Name: Fouad Z. Bashour
Title: Manager

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Exhibit A

GRANITE CITY FOOD & BREWERY LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Corporation”), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.                                       Designation of Series of Preferred Stock.

Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 3,000,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share (“Series A Preferred”). Shares of Series A Preferred shall have a stated value of $3.00 per share (the “Stated Value”). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the “capital stock.”

2.                                       Voting Privileges.

(a)                                  General.  Each holder of Series A Preferred shall have 0.77922 votes per Series A Preferred share on all matters submitted to the shareholders which votes shall be subject to a proportional adjustment upon any Conversion Price adjustment pursuant to Section 5(f). Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

(b)                                 Additional Class Votes by Series A Preferred.  Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series A Preferred; (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to

Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation’s Articles of Incorporation, or of this Certificate of Designation, so as to adversely affect the preferences, rights, privileges or powers of Series A Preferred; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (y) any assets that would be material, individually or in the aggregate, to the Corporation, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice; or (v) sell, lease, exchange or dispose in any other manner, all or substantially all of the assets of the Corporation.

3.                                       Dividends.

(a)                                  The holders of shares of Series A Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of nine percent (9%) per annum, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

(b)                                 Dividends on Series A Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year through December 31, 2013 (each such date being hereinafter individually a “Dividend Payment Date”), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of Series A Preferred for each dividend period shall be computed by dividing the annual rate of 9% by four. Dividends payable on Series A Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

(c)                                  If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

(d)                                 No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

(e)                                  Dividends on Series A Preferred shall be paid 50% in cash and 50% in shares of fully-paid and nonassessable common stock of the Corporation, valued at the market price per share of the common stock of the Corporation. As used in this Section 3, the term “market price” shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ninety (90) consecutive trading days prior to the date as of which “market price” is being determined, (ii) if the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

(f)                                    Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate set forth in Section 3(a).

4.                                       Liquidation Preference.

(a)                                  In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

(b)                                 Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 5 below.

5.                                       Optional Conversion Right.

(a)                                  The holder of any shares of Series A Preferred may at any time prior to the Automatic Conversion Date, as defined in Section 6(a) hereof, convert any or all of the shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Corporation at the rate of two shares of common stock for each share of Series A Preferred, equivalent to a conversion price of $1.50 per share (the “Conversion Price”), subject to adjustment pursuant to Section 5(c). Subject to the provisions of the next sentence, shares of Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Series A Preferred on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Series A Preferred on a Dividend Payment Date, will receive the dividend payable on such Series A Preferred by the Corporation on such Dividend Payment Date together with all accumulated but unpaid dividends on such Series A Preferred, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred for conversion.

(b)                                 In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall give written notice to the Corporation at such office that such holder elects to convert such shares and shall surrender at the Corporation’s corporate offices the certificate or certificates therefor, duly endorsed to the Corporation or in blank, within two business days following delivery of such notice. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

(c)                                  The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

(d)                                 Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of Series A Preferred (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of Series A Preferred, other than pursuant to the Corporation’s option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of Series A Preferred), appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes; or (iii) common stock issued to holders of Series A Preferred or upon conversion or in lieu of cash dividends on Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, “Convertible Securities”) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities with an exercise price at or less than the then current market value of the common stock of the Corporation had been fully exercised as of such date. Except as provided in Section 5(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

(e)                                  For purposes of this Section 5, in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h), shall be made after giving effect to such adjustment of the Conversion Price.

(f)                                    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(g)                                 If (i) the purchase price provided for in any right or option referred to in Section 5(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution and other than pursuant to the Corporation’s option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (x) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (y) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 5(d), or the rate at which any

Convertible Securities referred to in Section 5(d) are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

(h)                                 If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

(i)                                     Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the Conversion Price in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock, hereafter made by the Corporation to its stockholders shall not be taxable.

(j)                                     In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

(k)                                  If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(l)                                     As used in this Section 5 the term “common stock” shall mean and include the Corporation’s presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation’s Board of Directors and shareholders entitled to vote thereon.

(m)                               No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. As used in this Section 5, the term “market price” shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which “market price” is being determined, (ii) if at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

(n)                                 The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred, such number of shares of common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation.

(o)                                 The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of Series A Preferred require approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly approved.

(p)                                 The Corporation covenants that all shares of common stock issued upon conversion of the shares of Series A Preferred will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

6.                                       Automatic Conversion.

(a)                                  Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of Series A Preferred, on the first business day on or after December 31, 2014 (the “Automatic Conversion Date”), on which the average of the closing sale prices of the Corporation’s common stock on the NASDAQ Capital Market (or other principal exchange or market on which the common stock is then traded) for the trading days within the ninety (90) calendar day period ending on the date prior to the Automatic Conversion Date is greater than $4.00 per share, as such per share amount may be adjusted for any share combination, split or distribution.

(b)                                 Upon such automatic conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the                          day of                                     , 2011.

GRANITE CITY FOOD & BREWERY LTD.

By
Name:
Title: